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                                   EXHIBIT 21


                       VALUE CITY DEPARTMENT STORES, INC.

                              LIST OF SUBSIDIARIES

                                                 State of               Percentage                      Doing
              Name                               Incorporation          Ownership                    Business as
              ----                               -------------          ---------                    -----------
              Carlyn Advertising
                 Agency, Inc.                   Ohio                   100%                        Carlyn

              DSW Shoe Warehouse, Inc.          Missouri               100% indirect               DSW

              GB Retailers, Inc.                Delaware               100% indirect               Value City

              J. S. Overland Delivery, Inc.     Delaware               100%                        J.S. Overland
                                                                                                   Delivery, Inc.
              Value City Department
                 Stores Services, Inc.          Delaware               100% indirect               Value City

              Shonac Corporation                Ohio                   100%                        Shonac

              Value City of Michigan, Inc.      Michigan               100%                        Value City

              Value City Limited
                 Partnership                    Ohio*                  100% indirect               Value City of Kentucky LP

              VC Retailers, Inc.                Delaware               100% indirect               Value City

              Westerville Road LP, Inc.         Delaware               100%                        Value City

              Westerville Road GP, Inc.         Delaware               100%                        Value City

              Value City Acquisition Corp.      Delaware               100%                        Value City

              VC Acquisition, Inc.              Ohio                   100%                        Value City

              Base Acquisition Corp.            Delaware               100%                        Filene's Basement



*This is a limited partnership, not an incorporated entity.



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